Exhibit 23.1 Consent of Independent Registered Public Accounting Firm We consent to the use of our reports dated March 3, 2023, with respect to the consolidated financial statements of OraSure Technologies, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference. /s/ KPMG LLP Philadelphia, Pennsylvania August 4, 2023